SETTLEMENT AGREEMENT AND MUTUAL RELEASE

     This Settlement Agreement and Mutual Release ("Agreement") is made this 10th day of February, 2012 ("Effective Date"), by and among Albert Mardikian, MGS Grand Sport, Inc., a California Corporation, Mardikian Design & Associates ("Mardikian Parties") and Medina International Holdings, Inc., Modena Sports Design, LLC; Harbor Guard Boats, Inc., Madhava Rao Mankal, and Daniel Medina ("Medina Parties").

         WHEREAS, on March 17, 2011, Albert Mardikian and MGS Grand Sport, Inc. filed a First Amended Complaint for Breach of Contract, Money Lent, Account Stated, Accounting, Declaratory Relief, Fraud and Deceit, Breach of Fiduciary Duty, Conversion, and Involuntary Dissolution against Medina International Holdings, Inc., Modena Sports Design, LLC; Harbor Guard Boats, Inc., Madhava Rao Mankal, and Daniel Medina, in the Superior Court of the State of California for the Country of Orange, Case No. 30-2010-00436246
("Mardikian Complaint");

         WHEREAS, Medina International Holdings, Inc., Modena Sports Design, LLC; Harbor Guard Boats, Inc., Madhava Rao Mankal, and Daniel Medina filed an Answer and filed a Counterclaim to the Mardikian Complaint ("Medina Parties Answer and Counterclaim") on March 29, 2011 for Breach of Contract, Breach of the Implied Covenant of Good Faith and Fair Dealing, Fraud and Deceit, Negligent Misrepresentation, and Breach of Fiduciary Duty, adding Mardikian Design & Associates as an additional Cross-Defendant;

         WHEREAS, without admitting any liability the Mardikian Parties and Medina Parties (also referred to herein collectively as the "Parties") desire to resolve these disputes on amicable terms and conditions as set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises and terms set forth herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

                  LICENSE

1. The Mardikian Parties grant to Harbor Guard Boats, Inc. ("HGB") a non-exclusive worldwide license ("License") to make, have made, develop, sell, promote, distribute and market commercial and governmental boats utilizing U.S. Patent Nos. 6,620,003, 6,343,964, and 7,004,101 ("Licensed Patents"). HGB shall have the right to sublicense the Licensed Patents to all current and future subsidiaries and affiliates, including Medina International Holdings, Inc. ("MIHI"). The License shall commence upon the Effective Date and expire on the 5th year anniversary of the Effective Date ("License Period"). Any extensions, modifications, or amendments to the License must be in writing and signed by both the Mardikian Parties and HGB.

2. The Mardikian Parties provide the License AS IS, without warranties of any nature whatsoever, including, but not limited to, no express or implied warranties as to the validity or enforceability of the Licensed Patents, no express or implied warranties as to the merchantability of the Licensed Patents, and no express or implied warranties as to the fitness for purpose of the Licensed Patents. However, Albert Mardikian agrees to use his best efforts, short of taking formal legal action, to stop unlicensed third parties from infringing the Licensed Patents.

3. In the event of the filing of a voluntary or involuntary bankruptcy petition by HGB and MIHI during the License Period, the License to use the Licensed Patents shall automatically terminate without further legal action, except that the License shall remain in effect for any boat in the process of manufacture as of the date of the bankruptcy petition.

         ROYALTY

4. During the License Period, HGB and MIHI agree to pay the Mardikian Parties $1,500 per boat per each commercial and/or governmental boat produced and sold by HGB, MIHI, or any current or future sublicensed subsidiary or affiliate of HGB and MIHI ("Royalty"), whether or not such boats use the Licensed Patents. No Royalty shall be paid for a boat produced from designs acquired from third parties that require royalty payments to said third parties, except that, in the event any such boat uses the Licensed Patents in any fashion whatsoever in its production, then the Royalty shall be paid for each such boat. $750 of each Royalty due shall be payable within thirty (30) days of receiving the customer deposit, and the remaining $750 of each Royalty due shall be payable within thirty (30) days of final payment by the customer. In the event a Royalty payment is not made within the thirty (30) days as required herein, there shall be a grace period of ten (10) days following written demand for such payment, and if such payment is not then made within the grace period, the failure to make such payment shall constitute a default in the terms of this Agreement (an "Medina Parties Event of Default").

5. During the License Period, HGB, MIHI, or any current or future sublicensed subsidiary or affiliate of HGB and MIHI, will provide invoices, including VIN numbers, to the Mardikian Parties for all applicable boat sales. Such invoices shall be provided within thirty (30) days of issuance of the invoice to a customer. HGB and MIHI agree that any sublicense agreement shall include this requirement. In the event an invoice is not provided within the thirty (30) days as required herein, there shall be a grace period of ten (10) days following written demand to do so, and if such invoice is not then provided within the grace period, the failure to provide such invoice shall constitute a default in the terms of this Agreement (a "Medina Parties Event of Default").

         MOLDS

6. The Medina Parties shall retain and own any and all molds provided by the Mardikian Parties to make 24', 26' and 28' Fire Rescue Boats ("Mardikian Molds"). The Mardikian Parties, at their own cost, shall have the option for a period of ninety (90) days from the Effective Date, to take possession of any other molds originally provided by the Mardikian Parties to HGB. After the ninety (90) day period, all molds still in HGB's possession ("Remaining Molds") shall become the exclusive property of HGB. HGB shall own the Remaining Molds free from any ownership claims from the Mardikian Parties or any third parties, and shall have the exclusive right to modify, transfer, or dispose of the Remaining Molds as they see fit. The Medina Parties accept the Purchased Molds and, if applicable, the Remaining Molds AS IS, without warranties of any nature whatsoever, including, but not limited to, no express or implied warranties as to the merchantability of the Purchased Molds and Remaining Molds, and no express or implied warranties as to the fitness for purpose of the Purchased Molds and Remaining Molds.

         REMAINING INVENTORY

7. The Medina Parties shall retain all inventory, tools, machinery, parts, drawings, manuals, and all other material acquired from the Mardikian Parties during the course of the business relationship free from any claim of ownership from the Mardikian Parties or any third parties.

         BOAT REPAIRS

8. For boats sold by the Mardikian Parties prior to June 18, 2008, that are in need of repairs/or modifications, HGB shall be responsible for the costs of such warranty work up to an amount that is fifteen percent (15%) of the purchase price of the boat being repaired or modified. The Mardikian Parties will be responsible for any costs of such warranty work in excess of fifteen percent (15%) of the purchase price of the boat. The Parties agree that the warranty for boats sold by the Mardikian Parties prior to June 18, 2008, is a ten (10) year limited warranty, a true and correct copy of which is attached hereto as Exhibit
A. The Parties agree that the Mardikian Parties will not be responsible for any costs for work not covered by the limited warranty.

         TRADEMARKS

9. The Harbor Guard Boats trademark shall remain the exclusive property of HGB. However, if, during the License Period, HGB or MIHI files a voluntary or involuntary bankruptcy petition and the Contingency Payment specified in paragraph 10, and the Credit Line Payment specified in paragraph 13, have not been paid in full prior to said petition, the Harbor Guard Boats trademark shall be transferred to the Mardikian Parties without further legal action.

         CONTINGENCY PAYMENT AND CREDIT LINE PAYMENT

10. Starting on January 1, 2012, HGB and MIHI shall pay the Mardikian Parties up to $250,000 ("Contingency Payment"). Payments paid toward the Contingency Payment shall be paid based on the collective sales of every 24', 26' and 28' boat manufactured per calendar year by HGB and MIHI from Mardikian molds or any current or future sublicensed subsidiary or affiliate of HGB and MIHI (together the "Selling Entities"). If the Selling Entities sell four (4) or fewer boats in a calendar year, then HGB and MIHI shall not pay the Mardikian Parties any sum toward the Contingency Payment for that calendar year. If the Selling Entities sell five (5) or more boats in a calendar year, then HGB and MIHI shall make payments toward the Contingency Payment upon the sale of the fifth boat and each boat thereafter per the following schedule of payments for each boat sold:

              Boat #:               Payment:
              ------------------------------
              5                     $10,000
              6                     $20,000
              7                     $10,000
              8                     $13,000
              9                     $14,500
              10                    $15,000
              11                    $17,500
              12                    $20,000
                                    -------
                                    $120,000

11. The maximum amount of payments toward the Contingency Payment for any calendar year is $120,000. Payments toward the Contingency Payment shall be due and payable within forty-five (45) days of the end of each quarter, i.e., on May 15, August 15, November 15, February 15, or, in the event that date falls on a weekend or a holiday, the next business day. The maximum total amount of Contingency Payments under this Agreement is $250,000 and will be accounted as a contingent liability and shown in the Balance Sheet as a foot note.

12. In the event any payment is not made on the date as required herein, there shall be a grace period of ten (10) days thereafter for such payment, and if such payment is not then made within the grace period, the failure to make such payment shall constitute a default in the terms of this Agreement (a "Medina Parties Event of Default").

13. Starting on January 1, 2012, HGB and MIHI shall pay off, based on the payment plan specified herein, the CITI Card Credit Line, of which Mardikian is a signatory, up to the total amount of $94,932 ("Credit Line Payment"). Payments shall be made directly to CITI and paid based on the collective sales of every 24', 26' and 28' boat manufactured per calendar year by any of the Selling Entities from Mardikian molds. If the Selling Entities sell four (4) or fewer boats in a calendar year, the Selling Entities shall not pay any sum toward the Credit Line Payment, except that HGB and MIHI shall make all monthly payments due CITI. If the Selling Entities sell 5 or more boats per calendar year, the Selling Entities shall make payments toward the Credit Line Payment upon the sale of the fifth boat and each boat thereafter per the following schedule of payments for each boat sold:

              Boat #:               Payment:
              -----------------------------
              5                     $3,257
              6                     $6,743
              7                     $28,257
              8                     $30,500
              9                     $25,243
              10                    $932
                                    ----
                                    $94,932

14. All payments toward the Credit Line Payment shall be due and payable within forty-five (45) days of the end of each quarter, i.e., on May 15, August 15, November 15, February 15, or, in the event that date falls on a weekend or a holiday, the next business day. In the event any payment is not made on the date as required herein, there shall be a grace period of ten (10) days following written demand for such payment, and if such payment is not then made within the grace period, the failure to make such payment shall constitute a default in the terms of this Agreement (a "Medina Parties Event of Default").

15. The Selling Entities agree to refrain from further borrowing against the CITI Credit Card Line, and agree that the current obligation on the credit line is $94,932. The Selling Entities agree to remove Albert Mardikian as a guarantor on the credit line within thirty (30) days of paying the final payment of the outstanding $94,932. If the Selling Entities do not remove Albert Mardikian as a guarantor as required herein, Albert Mardikian shall be entitled to specific performance, including injunctive relief. The failure to remove Albert Mardikian as a guarantor as required herein, or the failure to refrain from borrowing against the CITI Credit Card Line, shall, after a grace period of ten (10) days to do so following written notice of such failure, constitute a default in the terms of this Agreement (a "Medina Parties Event of Default"). Until such time as the Contingent Payment and Credit Line Payment are paid in full, the Selling Entities will provide invoices, including VIN numbers, to the Mardikian Parties for all applicable boat sales. Such invoices shall be provided within thirty
(30) days of issuance of the invoice to a customer. HGB and MIHI agree that any sublicense agreement shall include this requirement. In the event an invoice is not provided within the thirty (30) days as required herein, there shall be a grace period of ten (10) days thereafter to do so, and if such invoice is not then provided within the grace period, the failure to provide such invoice shall constitute a default in the terms of this Agreement (a "Medina Parties Event of Default").

         STOCK TRANSFER

16. The Parties agree that the Mardikian Parties hold in excess of 11,000,000 shares of MIHI stock as of the Effective Date (the "Mardikian Shares"). When the Contingency Payments from the Selling Entities to the Mardikian Parties total $250,000, and when the Credit Line Payment has been paid in full, the Mardikian Parties shall, within ninety (90) days of receiving the last payment and/or notice of final payment to CITI, whichever is later, transfer 5,500,000 shares of the Mardikian Shares to MIHI (the "Reserved Shares"). The Mardikian Parties shall be liable for any and all taxes, costs, and fees they incur upon transfer of the Reserved Shares. The Mardikian Parties shall retain the balance of shares of Mardikian Shares. MIHI will not be responsible for future share dilutions in the event money has to be raised or for any other reasons. If the Mardikian Parties do not transfer the Reserved Shares in accordance with the provisions of this paragraph, said failure shall constitute a default in the terms of this Agreement (a "Mardikian Parties Event of Default") and MIHI shall be entitled to specific performance, including injunctive relief. 17. Other than for the Reserved Shares, MIHI agrees as of the Effective Date to take all necessary actions to remove the restrictions on the sale of Mardikian Shares upon the written request of Albert Mardikian, or his heirs and assigns, including all actions necessary for registration of the shares for sale under Rule 144 or other applicable statutes. Upon the occurrence of a Medina Parties Event of Default as defined in this Agreement, MIHI agrees to take all necessary actions to remove the restrictions on the sale of the Reserved Shares upon the written request of Albert Mardikian, his heirs or assigns, including all actions necessary for registration of the shares for sale under Rule 144 or other applicable statutes. If MIHI does not take the necessary actions in accordance with the provisions of this paragraph with ninety (90) days of the date of such written request, said failure to act shall constitute a default in the terms of this Agreement (a "Medina Parties Event of Default"), and the Mardikian Parties shall be entitled to specific performance, including injunctive relief.

         STIPULATED JUDGMENT

18. At the time of execution of this Agreement, HGB and MIHI shall execute a Stipulation for Judgment in the form attached hereto as Exhibit B. The original of the Stipulation for Judgment shall be held by Harry S. Carmack, Esq., and shall not be filed or recorded except as provided in the Stipulation for Judgment.

19. Should a Medina Parties Event of Default occur as that term is defined in this Agreement, the Mardikian Parties may, after notice as provided in the Stipulation for Judgment, enter Judgment in the form attached to the Stipulation for Judgment as Attachment A, for the Mardikian Parties and against HGB and MIHI, joint and severally, in the amount provided by the Stipulation for Judgment.

20. At the time of execution of this Agreement, the Mardikian Parties shall execute a Stipulation for Judgment in the form attached hereto as Exhibit
C. The original of the Stipulation for Judgment shall be held by Wang, Hartmann, Gibbs & Cauley, PC, and shall not be filed or recorded except as provided in the Stipulation for Judgment.

21. Should a Mardikian Parties Event of Default occur as that term is defined in this Agreement, the Medina Parties may, after notice as provided in the Stipulation for Judgment, enter Judgment in the form attached to the Stipulation for Judgment as Attachment 1, for the Medina Parties against the Mardikian Parties, joint and severally, in the form provided by the Stipulation for Judgment.

         TERMINATION OF LICENSE

22. If for any reason, HGB discontinues the manufacture of commercial or governmental boats, and the Licensed Patents have not been sublicensed to a subsidiary or affiliate of HGB that is then engaged in the manufacture of such boats, then the Mardikian Parties may, upon sixty (60) days' written notice, choose to terminate the License.

         MISCELLANEOUS

23. Within five (5) days of the signing of this Agreement, the Parties shall file requests for dismissal with prejudice of all claims in the respective First Amended Complaint and Counterclaim, dismissing all outstanding claims in the litigation.

24. Except for the  agreements  between the Parties  expressly made herein, each of the Parties for itself and its successors, assigns, affiliates, agents, predecessors, subsidiaries, shareholders, officers, directors, employees, insurers and other agents, hereby releases and forever discharges the other Parties and their respective successors, assigns, affiliates, agents, predecessors, subsidiaries, shareholders, officers, directors, employees, insurers and other agents, from any and all manner of actions, causes of action, debts, dues, claims, suits, contracts, accounts, judgments, obligations, damages and liabilities, both at law and in equity, known and unknown, accrued or unaccrued, that any Party ever had or now has against the other with respect to the claims alleged in the Mardikian Complaint and Medina Answer and Counterclaim and with respect to the Licensed Patents.

25. The Parties acknowledge that they understand and waive and relinquish all rights and benefits they may have under Section 1542 of the Civil Code of the State of California, which states:

         A GENERAL RELEASE DOES NOT EXTEND TO THE CLAIMS THE CREDITOR DOES NOT KNOW OF OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING A RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

26. The Parties acknowledge that they may hereafter discover facts different from or in addition to those that they now know or believe to be true with respect to the subject matter of this Agreement and agree that the foregoing releases shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof.

27. No breach of any provision hereof can be waived unless in writing. The waiver of any breach of any provision hereof shall not be deemed to be a continuing waiver of that provision or waiver of any other breach of any provision hereof unless the continuing waiver is stated in writing.

28. This Agreement constitutes the entire Agreement between the Parties in regards to, and supersedes, all prior agreements between the Parties including, but not limited to, the License Agreement, dated June 18, 2008; the Mold Purchase Agreement, dated June 18, 2008; the Employment Agreement, dated July 1, 2008; and the Fixed Asset Purchase Agreement, dated June 18, 2008. The Parties agree the aforementioned superseded agreements are hereby cancelled and all rights and claims contained therein are released by this Agreement.

29. This Agreement may not be modified, altered or changed in any manner whatsoever, and no agreements or undertakings varying or extending the settlement herein shall be binding, except by a written instrument duly executed by authorized representatives of each of the Parties.

30. This Agreement represents the compromise of disputed claims, and the foregoing releases are given and accepted by the Parties in settlement in good faith of such disputed claims solely for the purpose of avoiding further litigation. Each of the Parties hereby expressly denies all liability for the claims alleged in the litigation referred to herein, and nothing contained herein is to be construed to state or imply, and does in no sense constitute, an admission of any kind of any guilt or liability by any of the Parties.

31. This Agreement is deemed to have been drafted collectively by the Parties hereto. Any uncertainty or ambiguity shall not be construed for or against any Party based on attribution of drafting to said Party.

32. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

33. This Agreement shall be construed under the substantive laws of the State of California without giving effect to its conflicts of law principles. In the event that it becomes necessary for any Party hereto to enforce the terms of this Agreement, then the prevailing Party in such litigation shall be entitled to be paid by the losing Party its reasonable attorneys' fees and other costs associated with such litigation, including the costs of enforcing a final judgment.

34. This Agreement may be executed in counterparts, including facsimile counterparts, with the same effect as if all Parties have signed the same document, and each such executed counterpart shall be deemed to be an original instrument. All executed counterparts together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and made effective as of the date first above written.


Dated:                                                    Albert Mardikian

                                                          ------------------




Dated:
                                                          MGS Grand Sport, Inc.




                                                          By:   Albert Mardikian

                                                          Title:








Dated:
                                                   MGS Grand Sport, Inc.

                                                   ------------------------


                                                   By:     Albert Mardikian

                                                   Title:


Dated:                                            Mardikian Design & Associates

                                                  ----------------------

                                                  By: Albert Mardikian

                                                  Title:


Dated:                                       Medina International Holdings, Inc.

                                             -----------------------------------

                                             By:

                                             Title:


Dated:                                      Modena Sports Design, LLC

                                            -----------------------------

                                            By:

                                            Title:

Dated:                                     Harbor Guard Boats, Inc.

                                           ------------------------

                                           By:

                                           Title:


Dated:                                    Madhava Rao Mankal

                                          -----------------------------


Dated:                                    Daniel Medina

                                          -----------------------------